Velo3D Announces the Appointment of Dr. Adrian Keppler to Its Board of Directors Dr. Keppler’s Decades of Experience as an Additive Manufacturing Leader and Entrepreneur will Support Velo3D’s Growth Goals in Europe and Around the World Campbell, Calif. July 31, 2023 - Velo3D, Inc. (NYSE: VLD), a leading metal additive manufacturing technology company for mission-critical parts, has appointed Dr. Adrian Keppler to its Board of Directors. Dr. Keppler has spent more than 15 years as a C-level executive in the additive manufacturing industry and his experience and leadership in the industry will help Velo3D increase adoption of its fully integrated solution in Europe and around the world. “Dr. Keppler has a wealth of knowledge and connections in the additive manufacturing industry and his experience will prove invaluable as Velo3D aims to become the largest manufacturer of laser powder bed fusion systems in the world,” said Benny Buller, Velo3D Founder and CEO. “Our team at Velo3D continues to see growing adoption of our solution in Europe, and with the addition of Dr. Keppler, who has spent his career building the additive manufacturing industry in in the region, to the Board of Directors, I believe we can greatly accelerate that growth by relying on his experience in the region.” Dr. Keppler is currently the Founder and CEO of AM Scalation, an additive manufacturing consulting company that is focused on helping OEMs, contract manufacturers, and end users scale production of parts produced through 3D printing. In addition, he is Senior Advisor for Digital Manufacturing at H&Z, a leading Management Consultancy in Europe. Prior to that, he held multiple positions at EOS, a global provider of 3D printing solutions. Over his tenure at the Germany-headquartered company, he served as managing director, CEO, and CMO. He also held positions at Siemens AG where he was responsible for €400 million in revenue, leading a team of more than 250 consultants. “Since coming to market in 2019, Velo3D has been a leader in the additive manufacturing industry and has greatly influenced the industry’s move to larger systems that can achieve high- volume, scalable production of mission-critical parts,” said Dr. Keppler. “I look forward to supporting the company in its mission of helping customers easily produce the parts they need using additive manufacturing technology and scaling the production of those parts across multiple printers.” In addition to his current role at AM Scalation and H&Z, Dr. Keppler also serves on the advisory boards of Incus GmbH, a 3D printer manufacturer; AM-Flow, a provider of end-to-end automation for 3D-printing factories; and Roboze, an industrial 3D printer manufacturer. He is also an advisor to PartsCloud GmbH, a provider of cloud-based logistics for spare parts, and a member of the board of directors of Sun Metalon, Inc., a technology provider for metal recycling and high speed metal 3D printing solutions.

Dr. Keppler holds a PhD in Geotechnical Engineering from Ludwig Maximilians University of Munich and a degree in in Business Administration from the University of Zurich. About Velo3D: Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable. Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy, and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The fully integrated solution includes the Flow print preparation software, the Sapphire family of printers, and the Assure quality control system—all of which are powered by Velo3D’s Intelligent Fusion manufacturing process. The company delivered its first Sapphire system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named as one of Fast Company’s Most Innovative Companies for 2023. For more information, please visit Velo3D.com, or follow the company on LinkedIn or Twitter. Forward-Looking Statements This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The Company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. The Company cautions not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. VELO, VELO3D, SAPPHIRE, and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc. Media Contact: Velo3D Dan Sorensen dan.sorensen@velo3d.com Investor Relations: Bob Okunski, VP Investor Relations investors@velo3d.com ###